Exhibit 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: August 23, 2022

CHAMATH PALIHAPITIYA

By:	/s/ Chamath Palihapitiya

SC PIPE HOLDINGS LLC

By: SC MASTER HOLDINGS, LLC, its sole member

By: SOCIAL CAPITAL GROUP LLC, its sole member

By:	/s/ Chamath Palihapitiya
	Name:	Chamath Palihapitiya
	Title:	Chief Executive Officer

SC MASTER HOLDINGS, LLC

By: SOCIAL CAPITAL GROUP LLC, its sole member

By:	/s/ Chamath Palihapitiya
	Name:	Chamath Palihapitiya
	Title:	Chief Executive Officer